UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2023

ADEIA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39304	84-4734590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 473-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	ADEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2023, Adeia Inc. (the “Company” or “Adeia”) announced its financial results for the second quarter ended June 30, 2023. A copy of the Company’s press release announcing these financial results and other information regarding its financial condition is attached hereto as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02 Election of Directors.

Board of Directors

On August 4, 2023, the Board took action by unanimous written consent without a meeting, effective as of August 4, 2023, to increase the size of the Board from five (5) directors to six (6) directors and to appoint Adam Rymer to the Board as an independent director. Mr. Rymer will also serve on the Audit Committee of the Board. Mr. Rymer is currently the President of Reason Advisory, a consultancy firm focused on the media, entertainment and technology sectors that he founded in 2019. In addition to Reason Advisory, Mr. Rymer was the Chief Executive Officer of OpTic Gaming/Envy Gaming from July 2020 to October 2022, where he was responsible for the company’s growth strategy from a leading global gaming and lifestyle organization into an industry leading media and entertainment platform. Mr. Rymer is also the co-founder and executive chairman of WiVu, an out-of-home social content viewing company. Prior to OpTic he was the President of Legendary Entertainment’s Digital Networks Group from January 2015 to February 2019. He was also the Co-Founder, Chief Financial Officer and Chief Operating Officer of Lava Bear Films, a film financing and production company. Mr. Rymer began his career in the film industry with Universal Studios Motion Picture Group, where he held multiple roles including Senior Vice President of Digital Platforms. Mr. Rymer was also Vice President of Strategic Planning & Business Development, where he was responsible for corporate level financial and strategic analysis across all domestic and international divisions of Universal Pictures. Mr. Rymer graduated from The Wharton School with a Master of Business Administration and Harvard University with a Bachelor of Arts in applied mathematics and economics.

Director Compensation

In connection with his appointment to the Board, Mr. Rymer will participate in Adeia’s non-employee director compensation program. Pursuant to the program, Adeia will pay Mr. Rymer, as a non-employee director, the pro rata portion of an annual retainer of $50,000, payable in equal quarterly installments over the course of each year of his service on the Board. In connection with Mr. Rymer’s appointment to the Audit Committee, he will also receive the pro rata portion of an additional annual retainer of $12,000, payable in equal quarterly installments over the course of each year of his service as a member of the Audit Committee. Adeia will also reimburse Mr. Rymer for reasonable expenses related to Board or committee meetings. Mr. Rymer will receive restricted stock units covering shares of Adeia’s common stock under its stockholder-approved equity plan. The number of shares of common stock subject to the restricted stock unit award will be determined by dividing (1) $153,142 by (2) the fair market value per share of Adeia’s common stock on the date of grant, which will be August 9, 2023. This amount represents the pro-rated amount of the annual grant made to non-employee directors under the Company’s non-employee director compensation program. Mr. Rymer’s grant will vest on the earlier to occur of the first anniversary of the date of grant or the next annual meeting of the stockholders.

A copy of the Company’s press release announcing the appointment to the Board of Mr. Rymer is attached hereto as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 7, 2023

99.2	Press Release dated August 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2023	ADEIA INC.

	By:	/s/ Keith A. Jones
	Name:	Keith A. Jones

	Title:	Chief Financial Officer